================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               Escalade Incorporated
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                 March 19, 1999




To the Stockholders of

     Escalade, Incorporated

     You are hereby notified that the Annual Meeting of the Stockholders of Escalade, Incorporated will be held at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana, on Saturday, April 24, 1999 at 11:00 A.M., local time, for the following purposes:

     1. To elect to the Board eight (8) Directors as set forth herein.

     2. To approve the appointment of the firm Olive LLP, to serve as independent auditors for the Company for the year 1999.

     3. To transact such other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 26, 1999 will be entitled to vote at the meeting.

     ALL PERSONS WHO FIND IT CONVENIENT TO DO SO ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN, MARK AND RETURN THE PROXY ENCLOSED WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors

                                                   JOHN R. WILSON

                                        Vice President & Chief Financial Officer

                                 PROXY STATEMENT

     The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), 817 Maxwell Avenue, Evansville, Indiana 47717 ((812) 467-1200) is soliciting proxies the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Saturday, April 24, 1999, at 11:00 a.m. local time. Each of the 3,119,825 shares of common stock outstanding on February 26, 1999 is entitled to one vote on all matters acted upon at the meeting and only Stockholders of record on the books of the Company at the close of business on February 26, 1999 will be entitled to vote at the meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted. The proxy statement is being mailed to shareholders on or about March 19, 1999.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by Directors, Officers, and other regular employees of the Company, who will receive no compensation therefore in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

     The Annual Report of the Company for the year of 1998 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

                            CERTAIN BENEFICIAL OWNERS
                            -------------------------

     Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition needs not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by its Executive Officers and by the only stockholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of February 26, 1999.

 TITLE OF             NAME AND ADDRESS                          AMOUNT AND NATURE    PERCENTAGE
  CLASS               OF BENEFICIAL OWNER                       OF OWNERSHIP         OF CLASS
-------------------------------------------------------------------------------------------------
                               EXECUTIVE OFFICERS
                               ------------------

Common Stock          Robert E. Griffin                         548,563 (1)          17.6% (1)
                      817 Maxwell Avenue
                      Evansville, Indiana  47717

Common Stock          C. W. "Bill" Reed                         117,923 (2)           3.8% (2)
                      817 Maxwell Avenue
                      Evansville, Indiana  47717

Common Stock          John R. Wilson                             27,250 (3)            .9% (3)
                      817 Maxwell Avenue
                      Evansville, Indiana  47717

                              OTHER 5% STOCKHOLDERS
                              ---------------------

Common Stock          Andrew and Charmenz Guagenti              234,902 (4)           7.5% (4)
                      216 Water Street
                      Newburgh, Indiana  47630

Common Stock          Oak Forest Investment Management, Inc.    170,700 (5)           5.5% (5)
                      6701 Democracy Blvd., Suite 402
                      Bethesda, Maryland 20817

Common Stock          Athena Capital Management, Inc.           164,400 (6)           5.5% (6)
                      621 East Germantown Pike, Suite 105
                      Plymouth Valley, PA.  19401

Common Stock          Hillson Partners Limited Partnership      165,500 (7)           5.3% (7)
                      6900 Wisconsin Avenue, Suite 501
                      Bethesda, Maryland 20815

(1) Includes 123,615 shares held in a Griffin Grantor Retained Annuity Trust, 157,386 shares held by a Family Limited Partnership and 108,078 held by his children. Mr. Griffin disclaims beneficial ownership of those shares. Also includes 1,063 shares issuable upon the exercise of outstanding stock options.

(2) Includes 20,493 shares issuable upon the exercise of outstanding stock options.

(3) Includes 8,750 shares issuable upon the exercise of outstanding stock options.

(4) Includes 113,355 shares owned by Mr. Guagenti directly and in his directed IRA and 121,547 shares owned by Mrs. Guagenti directly in her directed IRA and as Trustee. Mr. and Mrs. Guagenti each disclaims beneficial ownership of the shares held by the other.

(5) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission, Oak Forest Investment Management, Inc. last informed the Company that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and has shared power to vote or to direct the vote of the 170,700 shares and shared power to dispose or to direct the disposition of the 170,700 shares.

(6) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission, Athena Capital Management, Inc. last informed the Company that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and has shared power to vote or to direct the vote of the 164,400 shares and shared power to dispose or to direct the disposition of the 164,400 shares.

(7) Pursuant to a Schedule 13D filed with the Securities and Exchange Commission, Hillson Partners Limited Partnership is a limited partnership under the laws of Maryland formed for the purpose, among other things, of investing its assets in stocks, bonds and other financial investments.



                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

The Board of Directors voted to set the size of the Board at eight members. All persons proposed for election to the Board of Directors are presently Directors. Those persons whose names are set forth below are standing for election. The term of office of the Directors is until the next meeting of the stockholders and until their successors are elected and qualified.



Information with respect to each of the Directors is set forth as follows:                               SHARES OF COMMON
                                                                                                       STOCK OF THE COMPANY
                                                                                                      BENEFICIALLY OWNED ON
                                                                                                        FEBRUARY 26, 1999

                                                                                DIRECTOR                     PERCENT OF
NAME AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS                        SINCE(1)     AGE      NUMBER             CLASS
------------------------------------------------------------------------------------------------------------------------------------

YALE A. BLANC - Consultant to Martin Yale Industries, Inc.                        1972        77     10,730(2)            .3%
(a subsidiary of the Company) . . . . . . . . . . . . . . . . . . . . . .

GERALD J. FOX - Private Investor, Senior Vice President

of Oppenheimer & Co., Inc. in the Institutional Sales

Department from 1984 till 1992. (3) . . . . . . . . . . . . . . . . .             1968        64     90,554(4)             2.9%

ROBERT E. GRIFFIN - Chairman and Chief Executive Officer

of the Company since March, 1994, Previously President

and Chief Executive Officer since 1976 . . . . . . . . . . . . . . .              1973        64    548,563(5)            17.6%(5)

BLAINE E. MATTHEWS, JR. - Director and Corporate Secretary of Matthews 1812 House, Inc. since 1979, a mail order

supplier of cakes and food gifts . . . . . . . . . . . . . . . . . . . . . .      1965        61     70,664(6)             2.3%(6)

ROBERT D. ORR - Private Investor, Ambassador to Singapore from 1989 till 1992 and Governor of the State of Indiana

from 1981 till 1989 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1992        81     63,429(7)             2.0%

C. W. "BILL" REED - President and Chief Operating Officer of the Company since February, 1994 and President of Martin

Yale Industries, Inc. since 1980 . . . . . . . . . . . . . . . . . . . . .        1997        52    117,923(8)             3.8%(8)

A. GRAVES WILLIAMS, JR. - Private Investor, President and

Director of The Irwin Company, Wilmington, Ohio, a manufacturer of drill bits, screwdrivers, measuring tapes

and similar tools, from 1978 till 1993. (3) . . . . . . . . . . . . .             1958        66     81,819(9)             2.6%(9)

KEITH P. WILLIAMS - President of Good Earth Tools, Inc.,
Crystal City, Missouri since 1964, a company specializing

in wear-proofing with tungsten carbide. (3) . . . . . . . . . . . .               1982        71    60,539(10)             1.9%(10)

All  (9) Directors and Executive Officers as a Group . . . . . . .                                   1,071,471            34.3%

(1) On March 8, 1973 the Board of Directors of the Williams Manufacturing Company became the Board of Directors of Escalade, Incorporated pursuant to an Agreement and Plan of reorganization under which the Williams Manufacturing Company merged into Escalade. The nominees whose period began prior to 1973 were directors of Williams since the dates shown.

(2) Includes 736 shares held by his spouse, Mr. Blanc disclaims beneficial ownership of those shares. Also includes 246 shares issuable upon the exercise of outstanding stock options.

(3) Mr. A. Graves Williams, Jr., Mr. Keith P. Williams, and Karen Williams Fox are first cousins. Mr. Gerald J. Fox is married to Karen Williams Fox. All such persons disclaim beneficial ownership of shares held by any of the foregoing persons of whom he or she is related.

(4) Includes 54,535 shares held by his spouse. Mr. Fox disclaims beneficial ownership of those shares. Also includes 493 shares upon the exercise of outstanding stock options.

(5) See note (1) under "Certain Beneficial Owners".

(6) Includes 14,000 shares held by his spouse. Also includes 531 shares issuable upon the exercise of outstanding stock options.

(7) Includes 10,034 shares held by his spouse. Mr. Orr disclaims beneficial ownership of those shares.

(8) See note (2) under "Certain Beneficial Owners".

(9) Includes 81,802 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares.

(10) Includes 3,829 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares. Also includes 493 shares issuable upon the exercise of outstanding stock options.

     While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

     The executive officers of the Company are as follows: Robert E. Griffin (age 64), Chairman and Chief Executive Officer, C.W. (Bill) Reed (age 52), President and Chief Operating Officer, and John R. Wilson (age 57), Vice President and Chief Financial Officer. The executive officers' terms expire April 24, 1999.

           BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

     The Board of Directors of the Company currently consists of two members who are executive officers (Robert E. Griffin and C.W. "Bill" Reed) and six non-employee members (Yale A. Blanc, Gerald J. Fox, Blaine E. Matthews, Jr., Robert D. Orr, A. Graves Williams, Jr., and Keith P. Williams).

     During 1998 the Board of Directors had five meetings. All Directors attended 100% of all Board and Commitee meetings except for Mr. Blanc who attended 80% and Mr. Fox who attended 71%.

     The Company has a standing Audit Committee of the Board of Directors. The Audit Committee is composed of Blaine E. Matthews, Jr. and A. Graves Williams, Jr. It held one meeting in 1998. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, and (3) recommend the firm of independent certified public accountants to be engaged by the Company.

     The Board of Directors has a Compensation Committee consisting of Gerald J. Fox and A. Graves Williams, Jr. This committee met one time in 1998 to review salaries and compensation levels within the Company. The Board of Directors also has a Stock Option Committee consisting of A. Graves Williams, Jr., Gerald J. Fox and Keith P. Williams. This committee met one time in 1998 to review the granting of options. The Board of Directors has no nominating committee.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more shareholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for 1998 except Mr. Orr who filed one late Form 5 in March 1999 reporting that he had inadvertently failed to file two Form 4's in 1998 reporting the sale and gifts of 700 shares in the aggregate.

                             EXECUTIVE COMPENSATION

SUMMARY

     The following table is a summary of the compensation paid by the Company to Messrs. Griffin, Reed, and Wilson, its executive officers, for the last three years.

                                        Annual                          Long Term
                                     Compensation                     Compensation
-----------------------------------------------------------------------------------------------
Name and                                                 Other Annual     Stock      All Other
Principal              Year    Salary          Bonus     Compensation    Options   Compensation
Position                         $               $          $ (2)      (# Shares)     $ (3)
-----------------------------------------------------------------------------------------------
Robert E. Griffin     1996    116,000         185,000      34,420         -----       70,746
Chairman, CEO         1997    116,204         270,000      37,648         -----        7,379
and Director          1998    118,217 (1)     125,282      41,180         1,063    304,588(4)
C.W. "Bill" Reed      1996    183,518         289,755      17,210         -----        8,033
President and         1997    188,208         402,767      18,824        10,000        9,788
COO                   1998    208,824 (1)     358,914      20,590        10,493       10,288
John R. Wilson        1996     75,000         100,585      12,856         -----        3,644
Vice President        1997     81,242         146,260      14,062         5,000        6,190
and CFO               1998     84,661 (1)     139,857      15,381         5,000        6,591



(1) Of the amounts shown, the following was deferred pursuant to the Company's 401K retirement plan; Mr. Griffin ($8,463), Mr. Reed ($9,952) and Mr. Wilson ($7,941). This amount also includes directors fees for Mr. Griffin ($28,000) and Mr. Reed ($15,000).

(2) The amounts shown are the interest earned pursuant to the Company's deferred compensation plan.

(3) In 1998, the amounts shown include the Company's contribution to the 401K retirement plan; Mr. Griffin ($5,642), Mr. Reed ($10,000) and Mr. Wilson ($5,294) and the dollar value of the group term life insurance premiums paid by the Company; Mr. Griffin ($1,946), Mr. Reed ($288) and Mr. Wilson ($1,297).

(4) This amount also includes the dollar value ($297,000) of the premiums paid by the Company in 1998 for a split-dollar life insurance policy for Mr. Griffin. The Company will be reimbursed for all premiums paid by the Company on this policy in the event of death or from cash value of the policy after 10 years.

                                  STOCK OPTIONS

             The following table shows information concerning individual grants of options to purchase the Company's common stock made in 1998 to the Company's executive officers pursuant to the 1997 Incentive Stock Option Plan.

                            INDIVIDUAL GRANTS IN 1998

                                                                          Percent of Potential Realized Value
                   Options   Total Options                                  at Assumed Annual Rates of Stock
                   Granted     Granted To   Exercise Price                  Price Appreciation for Option Term
                 (# Shares)   Employees in   ($/Share)       Expiration                  (2)
    Name             (1)       Fiscal Year                     Date
                                                                               5% ($)         10% ($)
Robert E. Griffin    --           --            --              --              --              --
C.W. "Bill" Reed   10,000       51.95%       $ 18.75          3/12/03          51,800         114,500
John R. Wilson      5,000       25.97%       $ 18.75          3/12/03          25,900          57,250

(1) Of the options granted, none are exercisable in the first year and then 25% of the grant become exercisable in each of the next four years. Issued at market price on day of grant.

(2) Calculated based upon assumed stock prices for the Company's common stock of $23.93 and $30.20, respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option. The potential realizable gain equals the product of the number of shares underlying the stock option grant and the difference between the assumed stock price and the exercise price of each option.

     The following table shows information on the Company's executive officers exercise of stock options during 1998 and the number of outstanding stock options held by such persons and the possible value of such options as of December 26, 1998.

         AGGREGATED OPTION EXERCISES IN 1998 AND YEAR END OPTION VALUES

--------------------------------------------------------------------------------
                                                           Value of
                                         Number of       Unexercised
                                        Unexercised      In-The-Money
                   Shares                Options At       Options At
                  Acquired                12/26/98         12/26/98
                     on       Value     Exercisable/     Exercisable/
Name               Exercise   Realized  Unexercisable    Unexercisable
                       (#)      $ (1)         (#)              $ (2)
--------------------------------------------------------------------------------
Robert E. Griffin    6,900     79,833        0/ 1,063          0 / 9,429
C.W. "Bill" Reed     6,900     84,180   14,000/17,993   154,425 / 70,898
John R. Wilson       6,900     84,180    7,000/ 8,750    77,212 / 33,263

(1) Value is calculated by determining the difference between the per share exercise price and the per share fair market value of the common stock as of the exercise date, multiplied by the number of shares acquired upon the exercise of the options.

(2) The value of unexercised options is calculated by determining the difference between $18.75 per share, the last reported sale price of the common stock on the Nasdaq National Market on December 24, 1998, and the exercise price of the option as of such date, multiplied by the number of shares subject to the option.

COMPENSATION OF DIRECTORS

     During 1998 all Directors of the Company except Mr. Griffin received a retainer of $5,000 and a regular meeting fee of $2,000 for each meeting attended. The Chairman of the Audit Committee and the Compensation Committee received a $1,000 Chairman fee. Directors are reimbursed for their expenses incurred for attending the meetings.

     Mr. Griffin received $18,000 for performing his duties as Chairman of the Board and for serving on the Board of Directors and its committees. Mr. Griffin also receives a fee of $2,000 for each meeting attended.

     Some of the Directors elected to receive some of these fees in shares of the Company's common stock pursuant to the 1997 Director Stock Compensation and Option Plan which was approved by shareholders at the 1997 annual meeting. Those shares will not be issued until April 23, 1999. In 1998 there were 6,638 shares issued and 3,319 stock options issued pursuant to the plan.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive compensation is determined by the Compensation Committee of the Board of Directors. Stock option grants are determined by the Stock Option Committee of the Board of Directors. Both committees are comprised entirely of non-management Directors. Based on the Company's past compensation practices, the Company does not currently believe that Section 162 (m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its executive officers.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's compensation package for its executive officers consists primarily of base salary, incentive profit sharing bonuses and stock option grants. Stock option grants are determined by the Stock Option Committee and are discussed under that Committee's separate report. Base salaries and incentive profit sharing bonuses are determined by this Committee.

     In general, base salary levels are set at the beginning of each year at levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company's income level generated in the previous year and any changes in level of responsibility. The Committee also subjectively reviews the individual performance of each executive officer. For 1998, in view of the increased income from operations to an income of $6,360,651 in 1997 from $5,247,117 in 1996 the Committee believed that base salaries for executive officers and other management employees could be increased within a range of 3 to 6%. The Committee honored Mr. Griffin's request that his base salary not be increased for 1998.

     This Committee believes that a significant portion of total annual cash compensation should be subject to the Company's actual performance achieved in that year. Consequently, the incentive profit sharing bonuses of the Company's executive officers can be a significant percentage of their overall compensation. Each of the Company's subsidiaries has in place an incentive profit sharing plan where the amounts payable thereunder are based primarily upon the subsidiary's after tax return on equity and after tax return on assets and, to a lesser degree, upon the results of customer satisfaction surveys. At the beginning of each year, the Committee reviews, approves and/or modifies target levels suggested by management for each of these three components for each subsidiary.

     If the subsidiary meets or exceeds its targets in one or more of the performance components, a bonus pool is created with respect to such component for payment to the subsidiary's employees. An additional 20% of any amounts payable under the subsidiary's incentive profit sharing plan is payable to the Company. The Company in turn distributes the incentive compensation received from each subsidiary to the Company's executive officers based on a pre-determined percentage. Accordingly, each executive officer's incentive profit sharing is directly linked to the performance by each of the Company's operating subsidiaries. The percentage and amount attributable to each individual executive officer is reviewed by this Committee on an annual basis. This Committee approved Mr. Griffin's portion, under the plan, of $125,282 for 1998.

     In 1998, the Company's office and graphic arts machines and equipment subsidiary and the company's sporting goods subsidiaries exceeded their target levels for each of the three incentive profit sharing components and a bonus pool was created with respect to those operations. Therefore, the 1998 bonus amounts paid to Mr. Griffin and the Company's other executive officers were generated from the Company's office and graphic arts machines and equipment subsidiary and the Company's sporting goods subsidiaries. After incentive profit sharing and taxes the Company's consolidated net income of $6,135,789 generated a return on assets (on average beginning and ending assets) of 9.5% and a return on equity (on beginning equity) of 26.1%.

     Gerald J. Fox                                    A. Graves Williams, Jr.

                        REPORT OF STOCK OPTION COMMITTEE

         The Company maintains a Stock Option Committee of the board of Directors, whose primary purpose is to determine annual stock option grants to the Company's executive officers and other eligible employees. The Stock Option Committee continues to believe that stock options are an effective incentive to encourage stock ownership by officers and key employees of the Company and its subsidiaries so that those persons acquire or increase their proprietary interest in the success of the Company.

     Shareholders approved the 1997 Incentive Stock Option Plan at the 1997 annual meeting. Pursuant to that plan the committee felt it was appropriate to grant stock options to certain executive officers of the Company in 1998. The committee honored Mr. Griffin's wish that no options be issued to him.

  A. Graves Williams, Jr.            Gerald J. Fox            Keith P. Williams

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1998, Messrs. Fox, Graves Williams and Keith Williams were non-employee Directors of the Company and comprised the Company's Compensation and Stock Option Committees. No other Director or executive officer of the Company serves on any board of directors or compensation committee of any entity which compensates any of Messrs. Fox, Graves Williams or Keith Williams.

FINANCIAL PERFORMANCE

     The graph below compares the Company's cumulative shareholder return on Company common stock to a broad equity market index and to an industry index for the past five years. The broad equity market index selected by the Company is the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) which includes all domestic companies traded on the Nasdaq market as are the Company's shares. The published industry index selected by the Company is the Nasdaq Total Return Industry Index for Nasdaq Non-Financial Stock which is comprised of all Nasdaq traded companies having the standard industrial classification (SIC) code of 1 through 59 and 70 and above, which are all of the non-financial industries
(SIC) codes. The Company's SIC code falls within these parameters and the Company is not aware of any other single company that is engaged in both the same industries as Escalade.

     The following graph assumes the investment of $100 in the Company's common stock on December 31, 1993 and the investment of an equal amount in each of the above referenced indices.

[GRAPHIC OMITTED]

The Company's line graph has been plotted based upon its actual year end dates which is the last Saturday in December of each year. The line graphs for each of the two indices have been plotted based upon the last trading date in such calender years.

OTHER SECURITIES FILINGS

     The information contained in this Proxy Statement under the sub-headings "Compensation and Stock Option Committee Report on Executive Compensation" and "Financial Performance" are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

                     1993      1994       1995      1996      1997      1998

ESCALADA             100.00    61.71      50.74     118.40    192.83    253.72
NASDAQ U.S.          100.00    97.75     138.26     170.02    208.30    293.52
NASDAQ NON-FINANCIAL 100.00    96.16     134.03     162.84    190.73    280.02

                                   ITEM NO. 2

                              APPROVAL OF AUDITORS

     The Management proposes and recommends that the Stockholders approve the selection by the Board of Directors of the firm of Olive LLP to serve as independent auditors for the Company for the year 1999. The firm has served as independent auditors for the Company since 1977. Audit services performed by Olive LLP during the fiscal year most recently completed include examinations of the financial statements of the Company and its subsidiaries, services related to filings with the Securities and Exchange Commission, and consultations on matters related to accounting, financial reporting and filing of Federal and State Income Tax Returns.

     In the event the appointment of Olive LLP, as independent auditors for 1999 is not approved by the shareholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 1999 will be permitted to stand unless the Board finds other good reason for making a change. Management recommends a vote "FOR" the approval of the appointment of Olive LLP.

                       RESULTS OF THE 1998 ANNUAL MEETING

     2,666,854 shares or 87.1 % of the outstanding shares of the Company were voted in person or by proxy at the 1998 annual meeting which was held April 25, 1998. The proposals to elect to the Board eight Directors, and to approve the appointment of Olive LLP to serve as independent auditors for the Company for the year 1998 were approved by the shareholders.

                SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Shareholder proposals for shareholder action at the 2000 annual meeting must be presented in writing at the offices of the Company on or before January 15, 2000. Any shareholder who intends to propose any other matter to be acted upon at the 2000 annual meeting of shareholders must inform the Company no later than March 10, 2000. If notice is not provided by that date, the persons named in the Company's proxy for the 2000 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2000 annual meeting. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible shareholder motions under the Corporation Law of the State of Indiana will be included on the 2000 meeting docket.

                                 OTHER BUSINESS

     The management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. If any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

                                          By order of the Board of Directors

                                                              JOHN R. WILSON
                                    Vice-President & Chief Financial Officer

           ESCALADE, INCORPORATED                                                                 PROXY CARD
817 MAXWELL AVENUE, EVANSVILLE, INDIANA 47717                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert E. Griffin, Yale A. Blanc, and A. Graves Williams, Jr. as Proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Escalade, Incorporated, held of record by the undersigned on February 26, 1999 at the annual meeting of shareholders to be held on April 24, 1999 or any adjournment thereof.

1. ELECTION OF DIRECTORS      For all nominees  [ ]         Withhold Authority to vote for  [ ]          Exceptions  [ ]
                              listed below                  all nominees listed below.

Nominees: Yale A. Blanc, Gerald J. Fox, Robert E. Griffin, Blaine E. Matthews, Jr., Robert D. Orr, C.W. "Bill" Reed, A. Graves
          Williams, Jr., Keith P. Williams

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEES NAME IN
THE SPACE PROVIDED)
                    --------------------------------------------------------------------------------------------------------------


2. PROPOSAL TO APPROVE THE APPOINTMENT OF OLIVE LLP, as the independent public accountants.
                        [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


------------------------------------------------------------------------------------------------------------------------------------

           This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
                              If no direction is made, this proxy will be voted for Proposals 1 and 2

                                                                                     Please sign exactly as name appears below. When
                                                                                     shares are held by joint tenants, both should
                                                                                     sign. When signing as attorney, as executor,
                                                                                     administrator, trustee of guardian, please give
                                                                                     full title as such. If a corporation, please
                                                                                     sign in full corporate name by President or
                                                                                     other authorized officer. If a partnership,
                                                                                     please sign in partnership name by authorized
                                                                                     person.

DATED:                                    , 1999                                --------------------------------------------------
       -----------------------------------                                      Signature

PLEASE MARK, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE                                               --------------------------------------------------
ENCLOSED ENVELOPE                                                               Signature if held jointly